PROMISSORY NOTE

     Houston, Texas
     July 20, 1993


          For value received, the undersigned (hereinafter called
     "Employee"), together with the undersigned Co-Borrower hereby promises(s) to pay to MAXXAM Inc., a Delaware corporation, or order at the principal offices of MAXXAM Inc., the sum of Fifty Thousand Dollars ($50,000), together with interest on the unpaid principal balance at the rate of six percent (6%) per annum. Interest shall be payable monthly in arrears on the twentieth day of each month.

          This note shall be payable in full, without presentment, grace, demand or notice upon the earliest to occur of:

               (i)  July 20, 1998, or

               (ii) immediately upon employee's separation from Employment with MAXXAM Inc.

          Should default be made in payment of any sum due hereunder the whole sum of principal and accrued interest shall become immediately due and payable. After default, interest shall accrue on all unpaid amounts due at the highest rate then lawful in the State of Texas. Principal and interest shall be payable in lawful money of the United States. If action be instituted on this note, the undersigned agree to pay such sums as a court of competent jurisdiction may fix as reasonable attorney's fees.


                                             EMPLOYEE



                                             Byron L. Wade

                                             CO-BORROWER



                                             Carol Wade